Exhibit 3.15

CERTIFICATE OF FORMATION

OF

TRITON PCS LICENSE

COMPANY L.L.C.

ARTICLE I

The name of the Limited Liability Company is Triton PCS License Company L.L.C.

ARTICLE II

The address of the Limited Liability Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 19th day of December, 1997.

MEMBER: TRITON PCS HOLDINGS COMPANY L.L.C.

By:	/s/ David D. Clark
David D. Clark, Senior Vice President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Triton PCS License Company L.L.C.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Effective May 31, 2007, the name of the limited liability company shall be: SunCom Wireless License Company, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 31st day of May, A.D. 2007.

By:	/s/ Eric Haskell
Authorized Person

Name:	SunCom Wireless Management Company, Inc.,
its manager, by Eric Haskell, EVP & CFO